UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2026

Aureus Greenway Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-42507	99-0418678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2995 Remington Boulevard Kissimmee, Florida	34744
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 344 4004

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AGH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignations of Chief Executive Officer, Chairman and Director

On January 28, 2026, effective January 29, 2026, ChiPing Cheung tendered his resignation as Chief Executive Officer, President and a director of the board (the “Board”) of directors of Aureus Greenway Holdings Inc. (the “Company”). The resignation of Mr. Cheung was not a result of any disagreement with the Company’s operations, policies or procedures. Concurrently with his resignation from the Company, Mr. Cheung was appointed as Chief Executive Officer of Chrome Field I, Inc., and Chrome Field II, Inc., wholly-owned subsidiaries of the Company, effective January 29, 2026.

On January 28, 2026, effective January 29, 2026, Stephen Ching Ping Cheung tendered his resignation as Chairman of the Board and a director of the Board. The resignation of Mr. Cheung was not a result of any disagreement with the Company’s operations, policies or procedures. Concurrently with his resignation from the Company, Mr. Stephen Ching Ping Cheung was appointed as a director of Chrome Field I, Inc. and Chrome Field II, Inc., effective January 29, 2026.

The resignations of ChiPing Cheung and Stephen Ching Ping Cheung have been approved by the nominating and corporate governance committee of the Board and the Board.

Appointment of Interim Chief Executive Officer

On January 28, 2026, the Board, upon the recommendation of the nominating and corporate governance committee of the Board, appointed Mr. Matthew J. Saker as interim Chief Executive Officer of the Company, effective January 29, 2026. Mr. Saker will continue to serve as a director of the Company and has vacated the position as chair of the compensation committee of the Board.

Matthew J. Saker, is a senior vice president in CBRE’s global advisory & transaction services group where he has been employed since 2003, with more than 23 years of experience with CBRE (formerly Insignia ESG). Prior to joining CBRE, Mr. Saker served as vice president at Peter Elliot & Co. from 1997 to April 2002. Mr. Saker obtained his bachelor of science degree in business & economics from St. Joseph’s University in 1985 and his master of science degree in real estate development from the School of Architecture, Planning & Preservation at Columbia University in 1991.

Appointment of Independent Director — Christopher Schraft

On January 28, 2026, the Board, upon the recommendation of the nominating and corporate governance committee of the Board, appointed Christopher Schraft as an independent director of the Company and as chair of the compensation committee of the Board, a member of the nominating and corporate governance committee of the Board, and a member of the audit committee of the Board, each effective January 29, 2026.

The Board has determined that Christopher Schraft is independent within the meaning of Nasdaq Listing Rule 5605(a)(2).

Christopher Schraft, brings more than 25 years of experience leading revenue and go-to-market organizations and driving commercial growth and transformation across AI-driven enterprise software, technology, and global media organizations. Mr. Schraft currently serves as President, North America at Afiniti, an enterprise AI software company (full-time), where he is responsible for revenue performance, enterprise commercial execution, forecasting discipline, and organizational alignment. At Afiniti, he has pursued, secured, and top-managed high-value enterprise accounts and led the revenue organization, including revenue strategy, growth planning, and go-to-market execution across North America. Earlier in his career, Mr. Schraft held senior executive positions with responsibility for large public business units, including full P&L leadership, enterprise sales and marketing, and digital transformation initiatives in evolving markets. Mr. Schraft obtained his B.S. in Marketing from Plymouth State University in 1988 and an MBA from NYU Stern School of Business in 2006.

Compensatory Arrangements

As of January 29, 2026, in connection with his appointment as Interim Chief Executive Officer, the Company entered into an employment agreement with Mr. Matthew J. Saker (the “Saker Agreement”). Pursuant to the Saker Agreement, Mr. Saker was granted 150,000 shares of common stock of the Company (“Common Stock”) in the form of restricted stock (the “Saker Restricted Stock”) as direct compensation for his services as Interim Chief Executive Officer. Notwithstanding such grant which immediately vested upon issuance, the actual issuance and registration of the Saker Restricted Stock is conditioned upon Mr. Saker’s continued service and compliance with the Saker Agreement. In the event of Mr. Saker’s termination for reasons other than removal by the Board or termination for cause, the Company shall issue the full 150,000 shares. The Saker Restricted Stock grant was made as a contractual obligation of the Company, independent of and not pursuant to any equity compensation plan.

On January 29, 2026, the Company entered into amended and initial independent director appointment agreements (each, an “Agreement”) with (i) Mr. Christopher Schraft, effective January 29, 2026, in connection with his appointment as an independent director; (ii) Mr. Vuk Jeremic, effective retroactively as of September 9, 2025, pursuant to his amended Agreement; and (iii) Ms. Xinyue Jasmine Geffner, effective retroactively as of April 26, 2024, pursuant to her amended Agreement (each, a “Director”).

Pursuant to the Agreements, each Director was granted 50,000 shares of Common Stock in the form of restricted stock (“Restricted Stock”) as direct compensation for board service independent of any equity compensation plan and such issuance of all Restricted Stock immediately vested upon issuance but is conditioned on each Director’s continued service and Agreement compliance.

Upon any Director’s termination other than removal by the Board or for cause, the Company will issue all shares, however upon removal or termination for cause, all Restricted Stock is forfeited.

No family relationships exist between Mr. Matthew J. Saker, Mr. Christopher Schraft, Mr. Vuk Jeremic, or Ms. Xinyue Jasmine Geffner and any other directors or executive officers of the Company. There are no transactions to which the Company is or was a participant and in which Mr. Saker, Mr. Schraft, Mr. Jeremic, or Ms. Geffner has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2026

Aureus Greenway Holdings Inc.

By:	/s/ Matthew J. Saker
Name:	Matthew J. Saker
Title:	Interim Chief Executive Officer